Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 16, 2012, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 16, 2012.

FOR IMMEDIATE RELEASE

Investor Inquiries	Media Inquiries
Kristina Lennox	Andrea Simpson
Investor Relations Coordinator	Director, Marketing
301/998-8265	617/684-1511
klennox@federalrealty.com	asimpson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES THIRD QUARTER 2012 OPERATING RESULTS

ROCKVILLE, Md. (November 1, 2012) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its third quarter ended September 30, 2012.

Financial Results
In the third quarter 2012, Federal Realty generated funds from operations available for common shareholders (FFO) of $72.1 million, or $1.12 per diluted share. This compares to FFO of $63.9 million, or $1.01 per diluted share, in third quarter 2011.  For the nine months ended September 30, 2012, Federal Realty reported FFO of $205.5 million, or $3.20 per diluted share, compared to $189.5 million, or $3.02 per diluted share for the same nine-month period in 2011.

Net income available for common shareholders was $38.5 million and earnings per diluted share was $0.60 for the quarter ended September 30, 2012 versus $46.9 million and $0.74, respectively, for third quarter 2011.  Year-to-date, Federal Realty reported net income available for common shareholders of $113.8 million and earnings per diluted share of $1.77.  This compares to net income available for common shareholders of $112.6 million and earnings per diluted share of $1.80 for the nine months ended September 30, 2011.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance.  A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
In third quarter 2012, same-center property operating income increased 10.3% (4.0% excluding the lease termination fee from Safeway described below) over third quarter 2011.  When redevelopment and expansion properties are excluded from same-center results, property operating income for third quarter 2012 increased 10.4% (3.5% excluding the lease termination fee from Safeway described below) compared to third quarter 2011.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2012 OPERATING RESULTS
November 1, 2012

The overall portfolio was 95.1% leased as of September 30, 2012, compared to 94.2% on June 30, 2012 and 93.3% on September 30, 2011.  Federal Realty's same-center portfolio was 95.0% leased on September 30, 2012, compared to 94.8% on June 30, 2012 and 94.3% on September 30, 2011.

During the third quarter of 2012, Federal Realty signed 109 leases for 531,573 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 504,082 square feet at an average cash basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 11%. The average contractual rent on this comparable space for the first year of the new leases is $28.43 per square foot, compared to the average contractual rent of $25.63 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 25% for third quarter 2012. As of September 30, 2012, Federal Realty's average contractual, cash basis minimum rent for retail and commercial space in its portfolio was $23.95 per square foot.

Regular Quarterly Dividends
Federal Realty also announced today that its Board of Trustees declared a regular quarterly cash dividend of $0.73 per share, resulting in an indicated annual rate of $2.92 per share. The regular common dividend will be payable on January 15, 2013, to common shareholders of record as of January 2, 2013.

Guidance
Federal Realty updated its guidance for 2012 FFO per diluted share to a range of $4.29 to $4.31 and 2012 earnings per diluted share guidance of $2.35 to $2.37. In addition, Federal Realty provided initial 2013 FFO per diluted share guidance of $4.50 to $4.56 and 2013 earnings per diluted share guidance of $2.39 to $2.45.

“We delivered a record quarter driven by strong leasing, improving occupancy and increasing rents, all of which were further augmented by larger lease termination fees,” commented Don Wood, president and chief executive officer of Federal Realty.  “Looking forward, we expect to see continued strong performance in our core portfolio, complemented by our active development/redevelopment pipeline and potential acquisitions.”

Summary of Other Quarterly Activities and Recent Developments

•
October 2012 - Federal Realty announced that Harold Nafash has joined the Trust as senior director of acquisitions, northeast.  Mr. Nafash will be based out of New Jersey, and will source and underwrite retail acquisitions in the Trust's core markets within the Northeast region, including metropolitan New York, Boston, and Philadelphia.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2012 OPERATING RESULTS
November 1, 2012

•
August 2012 - As previously announced, Mr. James M. Taylor succeeded Mr. Andrew Blocher as chief financial officer effective August 15, 2012.  Following a transition, Mr. Blocher left the Trust effective September 30, 2012.  The Company incurred approximately $2.1 million in costs associated with the CFO transition

•
July 2012 - As previously announced, Federal Realty received an approximately $6 million termination fee from Safeway in connection with the termination of its Genuardi's lease at our Ellisburg property.

Conference Call Information
Federal Realty's management team will present an in-depth discussion of the Trust's operating performance on its third quarter 2012 earnings conference call, which is scheduled for November 2, 2012, at 11 a.m. Eastern Daylight Time.  To participate, please call (866) 271-0675 five to ten minutes prior to the call start time and use the passcode FRT EARNINGS (required).  Federal Realty will also provide an online webcast on the Company's website, www.federalrealty.com, which will remain available for 30 days following the call.  A telephone recording of the call will also be available through December 2, 2012, by dialing (888) 286-8010 and using the passcode 67340939.

About Federal Realty
In 2012, Federal Realty celebrates 50 years of being a proven leader in the ownership, operation, and redevelopment of high quality retail real estate in the country's best markets.  Federal Realty's portfolio (excluding joint venture properties) contains approximately 19.1 million square feet located primarily in strategically selected metropolitan markets in the Northeast and Mid-Atlantic regions of the United States, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 95.1% leased to national, regional, and local retailers as of September 30, 2012, with no single tenant accounting for more than approximately 3.1% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 45 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT.  For more information, please visit www.federalrealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 16, 2012, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
THIRD QUARTER 2012 OPERATING RESULTS
November 1, 2012

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2012.

Federal Realty Investment Trust
Summarized Income Statements
September 30, 2012
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$147,515	$134,014	$429,972	$401,452
Other property income	9,008	2,341	17,848	6,577
Mortgage interest income	1,282	1,309	3,834	3,564
Total revenue	157,805	137,664	451,654	411,593
Expenses
Rental expenses	29,679	26,595	82,695	81,130
Real estate taxes	17,320	15,047	49,914	46,001
General and administrative	8,751	7,197	22,894	19,643
Depreciation and amortization	34,932	32,068	106,702	94,355
Total operating expenses	90,682	80,907	262,205	241,129
Operating income	67,123	56,757	189,449	170,464
Other interest income	261	136	580	171
Interest expense	(28,218)	(23,795)	(85,744)	(72,744)
Early extinguishment of debt	—	—	—	296
Income from real estate partnerships	490	434	1,229	1,201
Income from continuing operations	39,656	33,532	105,514	99,388
Discontinued operations
Discontinued operations - income	—	13	—	943
Discontinued operations - gain on deconsolidation of VIE	—	—	—	2,026
Discontinued operations - gain on sale of real estate	—	14,757	—	14,800
Results from discontinued operations	—	14,770	—	17,769
Income before gain on sale of real estate	39,656	48,302	105,514	117,157
Gain on sale of real estate in real estate partnership	—	—	11,860	—
Net income	39,656	48,302	117,374	117,157
Net income attributable to noncontrolling interests	(1,012)	(1,249)	(3,141)	(4,161)
Net income attributable to the Trust	38,644	47,053	114,233	112,996
Dividends on preferred shares	(136)	(136)	(406)	(406)
Net income available for common shareholders	$38,508	$46,917	$113,827	$112,590

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.60	$0.51	$1.59	$1.52
Discontinued operations	—	0.23	—	0.28
Gain on sale of real estate	—	—	0.19	—
	$0.60	$0.74	$1.78	$1.80

Weighted average number of common shares, basic	64,014	62,818	63,711	62,172

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.60	$0.51	$1.58	$1.52
Discontinued operations	—	0.23	—	0.28
Gain on sale of real estate	—	—	0.19	—
	$0.60	$0.74	$1.77	$1.80

Weighted average number of common shares, diluted	64,202	62,990	63,891	62,341

Federal Realty Investment Trust
Summarized Balance Sheets
September 30, 2012
	September 30,	December 31,
	2012	2011
	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $263,664 and $263,570 of consolidated variable interest entities, respectively)	$4,276,146	$4,232,608
Construction-in-progress	264,982	193,836
	4,541,128	4,426,444
Less accumulated depreciation and amortization (including $10,253 and $4,991 of consolidated variable interest entities, respectively)	(1,195,336)	(1,127,588)
Net real estate	3,345,792	3,298,856
Cash and cash equivalents	147,680	67,806
Accounts and notes receivable, net	82,152	75,921
Mortgage notes receivable, net	55,661	55,967
Investment in real estate partnership	33,871	34,352
Prepaid expenses and other assets	139,183	133,308
TOTAL ASSETS	$3,804,339	$3,666,210

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages and capital lease obligations (including $205,907 and $207,683 of consolidated variable interest entities, respectively)	$802,341	$810,616
Notes payable	299,618	295,159
Senior notes and debentures	1,076,456	1,004,635
Accounts payable and other liabilities	232,151	229,871
Total liabilities	2,410,566	2,340,281
Redeemable noncontrolling interests	81,851	85,325
Shareholders' equity
Preferred shares	9,997	9,997
Common shares and other shareholders' equity	1,277,700	1,206,095
Total shareholders' equity of the Trust	1,287,697	1,216,092
Noncontrolling interests	24,225	24,512
Total shareholders' equity	1,311,922	1,240,604
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,804,339	$3,666,210

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
September 30, 2012
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$39,656	$48,302	$117,374	$117,157
Net income attributable to noncontrolling interests	(1,012)	(1,249)	(3,141)	(4,161)
Gain on sale of real estate	—	(14,757)	—	(14,800)
Gain on sale of real estate in real estate partnership	—	—	(11,860)	—
Gain on deconsolidation of VIE	—	—	—	(2,026)
Depreciation and amortization of real estate assets	30,556	28,671	94,328	84,723
Amortization of initial direct costs of leases	2,724	2,684	8,330	7,737
Depreciation of joint venture real estate assets	377	446	1,133	1,304
Funds from operations	72,301	64,097	206,164	189,934
Dividends on preferred shares	(136)	(136)	(406)	(406)
Income attributable to operating partnership units	236	249	707	733
Income attributable to unvested shares	(340)	(285)	(970)	(793)
FFO	$72,061	$63,925	$205,495	$189,468
FFO per diluted share	$1.12	$1.01	$3.20	$3.02
Weighted average number of common shares, diluted	64,526	63,350	64,227	62,702

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$48,757	$27,657	$96,218	$62,313
Tenant improvements and incentives	8,716	4,228	23,527	18,346
Total non-maintenance capital expenditures	57,473	31,885	119,745	80,659
Maintenance capital expenditures	4,039	6,182	10,766	12,750
Total capital expenditures	$61,512	$38,067	$130,511	$93,409

Dividends and Payout Ratios
Regular common dividends declared	$47,182	$43,809	$135,500	$127,488

Dividend payout ratio as a percentage of FFO	65%	69%	66%	67%

Notes:
1)    See Glossary of Terms.

Federal Realty Investment Trust
Market Data
September 30, 2012
	September 30,
	2012	2011
	(in thousands, except per share data)
Market Data
Common shares outstanding (1)	64,621	63,494
Market price per common share	$105.30	$82.41
Common equity market capitalization	$6,804,591	$5,232,541

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	6,814,591	5,242,541

Total debt (3)	2,178,415	1,730,875

Total market capitalization	$8,993,006	$6,973,416

Total debt to market capitalization at then current market price	24%	25%

Total debt to market capitalization at constant common share price of $82.41	29%	25%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	100%	90%
Variable rate debt	<1%	10%
	100%	100%
Notes:

1)	Amounts do not include 324,140 and 360,314 Operating Partnership Units outstanding at September 30, 2012 and 2011, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include $17.2 million at September 30, 2012 and 2011, which is the Trust's 30% share of the total mortgages payable of $57.2 million and $57.4 million at September 30, 2012 and 2011, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
September 30, 2012
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands)
Minimum rents
Retail and commercial (1)	$106,344	$98,654	$313,934	$293,622
Residential (2)	7,116	5,746	20,467	16,958
Cost reimbursements	29,171	25,714	82,603	80,083
Percentage rent	1,667	1,673	5,167	4,598
Other	3,217	2,227	7,801	6,191
Total rental income	$147,515	$134,014	$429,972	$401,452

Notes:

1)
Minimum rents include $1.8 million and $1.6 million for the three months ended September 30, 2012 and 2011, and $3.9 million for the nine months ended September 30, 2012 and 2011 to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.3 million for the three months ended September 30, 2012 and 2011, and $0.8 million and $1.0 million for the nine months ended September 30, 2012 and 2011, respectively, to recognize income from the amortization of in-place leases.

2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row and Bethesda Row.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
September 30, 2012
	As of September 30, 2012
	Stated maturity date	Stated interest rate	Balance	Weighted average effective rate (9)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Bethesda Row	1/1/2013	5.37%	$19,992
Bethesda Row	2/1/2013	5.05%	3,900
White Marsh Plaza (2)	4/1/2013	6.04%	9,050
Crow Canyon	8/11/2013	5.40%	19,605
Idylwood Plaza	6/5/2014	7.50%	16,062
Leesburg Plaza	6/5/2014	7.50%	27,947
Loehmann's Plaza	6/5/2014	7.50%	36,139
Pentagon Row	6/5/2014	7.50%	51,879
Melville Mall (3)	9/1/2014	5.25%	21,737
THE AVENUE at White Marsh	1/1/2015	5.46%	55,659
Barracks Road	11/1/2015	7.95%	38,309
Hauppauge	11/1/2015	7.95%	14,441
Lawrence Park	11/1/2015	7.95%	27,153
Wildwood	11/1/2015	7.95%	23,867
Wynnewood	11/1/2015	7.95%	27,672
Brick Plaza	11/1/2015	7.42%	28,219
Plaza El Segundo	8/5/2017	6.33%	175,000
Rollingwood Apartments	5/1/2019	5.54%	22,980
Shoppers' World	1/31/2021	5.91%	5,327
Montrose Crossing	1/10/2022	4.20%	79,099
Mount Vernon (4)	4/15/2028	5.66%	10,253
Chelsea	1/15/2031	5.36%	7,498
Subtotal			721,788
Net unamortized premium			8,855
Total mortgages payable			730,643	6.23%

Notes payable
Unsecured fixed rate
Various (5)	Various through 2027	5.41%	15,218
Term loan (6)	11/21/2018	LIBOR + 1.45%	275,000
Unsecured variable rate
Revolving credit facility (7)	7/6/2015	LIBOR + 1.15%	—
Escondido (municipal bonds) (8)	10/1/2016	0.19%	9,400
Total notes payable			299,618	3.44%	(10)

Senior notes and debentures
Unsecured fixed rate
5.40% notes	12/1/2013	5.40%	135,000
5.95% notes	8/15/2014	5.95%	150,000
5.65% notes	6/1/2016	5.65%	125,000
6.20% notes	1/15/2017	6.20%	200,000
5.90% notes	4/1/2020	5.90%	150,000
3.00% notes	8/1/2022	3.00%	250,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
Subtotal			1,079,200
Net unamortized discount			(2,744)
Total senior notes and debentures			1,076,456	5.43%

Capital lease obligations
Various	Various through 2106	Various	71,698	8.05%
Total debt and capital lease obligations			$2,178,415

Total fixed rate debt and capital lease obligations	$2,169,015	100%	5.52%
Total variable rate debt	9,400	<1%	1.80%	(10)
Total debt and capital lease obligations	$2,178,415	100%	5.51%	(10)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2012		2011		2012		2011
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (11)	3.31	x	3.96	x	3.28	x	3.59	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (11)	3.31	x	3.40	x	3.16	x	3.38	x

Notes:

1)	Mortgages payable do not include our 30% share ($17.2 million) of the $57.2 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.

2)
The interest rate of 6.04% represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest only loan of $4.4 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.

3)
We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control the activities that most significantly impact this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet, though it is not our legal obligation.

4)	We repaid the loan at par on October 22, 2012.

5)	The interest rate of 5.41% represents the weighted average interest rate for ten unsecured fixed rate notes payable. These notes mature from November 1, 2012 to June 27, 2027.

6)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% from December 1, 2011 through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 3.17% and thus, the loan is included in fixed rate debt.

7)
The maximum amount drawn under our revolving credit facility during the three and nine months ended September 30, 2012 was $186.0 million, and the weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.42%.

8)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.

9)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note 10.

10)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no outstanding balance on September 30, 2012. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 3.17% as the result of the interest rate swap agreements discussed in Note 6. The term loan is included in fixed rate debt.

11)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. Fixed charges for the nine months ended September 30, 2011 include $0.3 million of income from early extinguishment of debt due to the write-off of the unamortized debt premium net of a 3% prepayment premium and unamortized debt fees related to the payoff of our mortgage loan on Tower Shops prior to its contractual prepayment date. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
September 30, 2012
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2012	$2,906	$20,218	(1)	$23,124		1.1%	1.1%	5.4%
2013	11,780	186,884		198,664		9.1%	10.2%	5.5%
2014	10,263	297,864		308,127		14.2%	24.4%	6.9%
2015	6,864	198,391	(2)	205,255		9.4%	33.8%	7.3%	(5)
2016	2,872	134,400		137,272		6.3%	40.1%	5.5%
2017	3,044	375,000		378,044		17.4%	57.5%	5.7%
2018	3,215	275,000		278,215		12.8%	70.3%	3.3%
2019	3,050	20,160		23,210		1.1%	71.4%	5.7%
2020	3,041	150,000		153,041		7.0%	78.4%	6.0%
2021	2,950	3,625		6,575		0.3%	78.7%	6.1%
Thereafter	22,948	437,829		460,777		21.3%	100.0%	4.8%
Total	$72,933	$2,099,371		$2,172,304	(3)	100.0%
Notes:

1)
Includes the repayment of the outstanding mortgage payable balance on Mount Vernon. The lender had the option to call the loan on April 15, 2013 or any time thereafter, however, we could prepay the loan at any time after October 14, 2012 at par. We repaid the loan on October 22, 2012.

2)	Our $400.0 million unsecured revolving credit facility matures on July 6, 2015, subject to a one-year extension at our option. As of September 30, 2012, there was $0 drawn under this credit facility.

3)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of September 30, 2012.

4)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

5)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Development and Redevelopment Opportunities
September 30, 2012

The following development and redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust (1) ($ millions)
Property	Location	Opportunity	Redevelopment/Development	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
Active projects which are expected to stabilize in 2012 and beyond
Westgate Mall	San Jose, CA	Façade and interior mall renovation, addition of food court and pad site	R	9%	$20	$2	2014/2015
Chelsea Commons	Chelsea, MA	Ground up development of a 56 unit apartment building with above grade parking	D	8%	$12	$0	2013
Shops at Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, and gas station	R	10%	$10	$8	2012
Bala Cynwyd	Bala Cynwyd, PA	Construction of two retail pad buildings	D	12%	$6	$6	2012
Shoppers' World	Charlottesville, VA	Renovate canopy and reconfigure anchor spaces to accommodate new tenants	R	10%	$6	$2	2013
Fresh Meadows	Queens, NY	Conversion of 2nd floor office space for new sporting goods retailer.	R	9%	$4	$4	2012
Barracks Road	Charlottesville, VA	11,800 sf. multi-tenant pad building	D	12%	$4	$0	2014

Mixed Use Projects
Pike & Rose (Mid-Pike) (5)	Rockville, MD	Ground up mixed use development on site of existing Mid-Pike Shopping Center. Phase I of development involves demolition of roughly 25% of existing GLA, and construction of 493 residential units, 151,000 square feet of retail, and 79,000 square feet of office space.	D	8% - 9%	$245 - $255	$18	2015/2016
Assembly Row - Phase I (5)	Somerville, MA	Ground up mixed use development. Initial phase consists of 575 residential units (by AvalonBay) and 323,000 square feet of retail space (including restaurant pad site). A new Orange Line T-Stop will also be constructed by Massachusetts Bay Transit Authority, as part of Phase I.	D	5% - 7%	$145 - $160	$33	2015
Santana Row - Lot 8B	San Jose, CA	Ground up development of a 5-story rental apartment building, which will include 212 residential units and associated parking.	D	7% - 8%	$70 - $75	$13	2014
Santana Row - Lot 6B	San Jose, CA	108 unit residential building	D	9%	$35	$35	2012
Total: Mixed Use Projects Anticipated to Stabilize in 2012 and beyond (4)				7% - 8%	$557 - $587	$121

Notes:

1)
There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost. Projected ROI for development and redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.

4)	All subtotals and totals reflect cost weighted-average ROIs.

5)	Projected costs include an allocation of infrastructure costs for future phases.

Federal Realty Investment Trust
Future Development Opportunities
September 30, 2012

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	THE AVENUE @ White Marsh	Baltimore, MD	Federal Plaza	Rockville, MD
	Brick Plaza	Brick, NJ	Flourtown	Flourtown, PA
	Congressional Plaza	Rockville, MD	Melville Mall	Huntington, NY
	Dedham Plaza	Dedham, MA	Mercer Mall	Lawrenceville, NJ
	Eastgate	Chapel Hill, NC	Troy	Parsippany, NJ
	Escondido	Escondido, CA	Wildwood	Bethesda, MD

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into additional retail GLA.
	Fresh Meadows	Queens, NY	Plaza El Segundo (Land)	El Segundo, CA
	Hollywood Blvd	Hollywood, CA	Third Street Promenade	Santa Monica, CA
	Mercer Mall	Lawrenceville, NJ	Tower Shops	Davie, FL
	Montrose Crossing	Rockville, MD	Wildwood	Bethesda, MD
	Pentagon Row	Arlington, VA

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Village of Shirlington	Arlington, VA
	Del Mar Village	Boca Raton, FL

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike 7	Vienna, VA
	Bala Cynwyd	Bala Cynwyd, PA	Pike & Rose (Mid-Pike) (2)	Rockville, MD
	Forest Hills	Forest Hills, NY	Santana Row (3)	San Jose, CA

Notes:
(1)	Assembly Row	Remaining entitlements after Phase 1 include 2 million square feet of commercial-use buildings, 1,525 residential units, and a 200 room hotel.
(2)	Pike & Rose (Mid-Pike)	Remaining entitlements after Phase 1 include 1.5 million square feet of commercial-use buildings, and 1,090 residential units.
(3)	Santana Row
Current remaining entitlements for this property include 348 residential units and 200,000 square feet of commercial space for retail and office. Final approval is pending for entitlements for an additional 105,000 square feet of commercial space for retail and office.

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2012
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	$216,903	$23,892	531,000	96%	40,000	Giant Food	Landmark Theater / Apple Computer / Barnes & Noble
Congressional Plaza	(4)	Washington, DC-MD-VA	1965	73,899		329,000	100%	25,000	Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,702		36,000	93%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	12,634		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	64,302		248,000	98%	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	35,443		119,000	100%			Maggiano's / Nordstrom Rack
Gaithersburg Square		Washington, DC-MD-VA	1993	25,263		207,000	78%			Bed, Bath & Beyond / Ross Dress For Less
Idylwood Plaza		Washington, DC-MD-VA	1994	16,485	16,062	73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	51,253		388,000	84%	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	35,214	27,947	236,000	98%	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Loehmann's Plaza		Washington, DC-MD-VA	1983	33,032	36,139	258,000	94%	58,000	Giant Food	L.A. Fitness / Loehmann's Dress Shop
Mid-Pike Plaza		Washington, DC-MD-VA	1982/2007	78,919		139,000	100%			Toys R Us / L.A. Fitness
Montrose Crossing	(4)	Washington, DC-MD-VA	2011	140,656	79,099	357,000	100%	73,000	Giant Food	Marshalls / Sports Authority / Barnes & Noble / A.C. Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	2003-2006	78,760	10,253	572,000	93%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples
Old Keene Mill		Washington, DC-MD-VA	1976	6,461		92,000	100%	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,555		227,000	100%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	89,229	51,879	296,000	99%	45,000	Harris Teeter	L.A. Fitness / Bed, Bath & Beyond / DSW
Pike 7		Washington, DC-MD-VA	1997	35,767		164,000	100%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	26,364		248,000	77%	24,000	Magruders	L.A. Fitness / Staples
Rockville Town Square	(3)	Washington, DC-MD-VA	2006-2007	49,775	4,542	181,000	96%	25,000	Dawson's Market	CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	8,929	22,980	N/A	99%
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,848		49,000	100%			Petco
Tower		Washington, DC-MD-VA	1998	21,150		112,000	89%			Talbots
Tyson's Station		Washington, DC-MD-VA	1978	4,043		49,000	96%	11,000	Trader Joe's
Village at Shirlington	(3)	Washington, DC-MD-VA	1995	57,341	6,393	261,000	95%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,302	23,867	84,000	96%	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,226,229		5,400,000	94%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,170		267,000	96%	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	39,283		292,000	98%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg Circle		Philadelphia, PA-NJ	1992	29,618		267,000	74%			Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	15,974		160,000	97%	42,000	Giant Food
Langhorne Square		Philadelphia, PA-NJ	1985	20,388		219,000	93%	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	30,976	27,153	353,000	98%	53,000	Acme Markets	Kaplan Career Institute / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	24,053		288,000	97%			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,472		124,000	87%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	28,888		212,000	97%			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	36,739	27,672	252,000	87%	98,000	Giant Food	Bed, Bath & Beyond / Old Navy
		Total Philadelphia Metropolitan Area		265,561		2,434,000	93%

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2012
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	18,270		69,000	100%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	70,152	19,605	242,000	94%	58,000	Lucky	Loehmann's Dress Shop / Rite Aid
Escondido	(4)	San Diego, CA	1996/2010	45,329		297,000	97%			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Fifth Ave		San Diego, CA	1996	6,056		17,000	100%			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,545		22,000	100%
Hollywood Blvd	(4)	Los Angeles-Long Beach, CA	1999	37,847		140,000	91%	15,000	Fresh & Easy	DSW / L.A. Fitness
Kings Court	(5)	San Jose, CA	1998	11,680		78,000	94%	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	36,395		96,000	86%			Anthropologie / Banana Republic / Gap
Plaza El Segundo	(4)(6)	Los Angeles-Long Beach, CA	2011	212,056	175,000	381,000	99%	66,000	Whole Foods	Anthropologie / Best Buy / Container Store / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	609,249		647,000	97%			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia / H&M
Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	79,272		210,000	99%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	122,294		639,000	93%	38,000	Walmart	Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack
150 Post Street		San Francisco, CA	1997	37,712		102,000	97%			Brooks Brothers / H&M
		Total California		1,291,857		2,940,000	96%
New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	61,617	28,219	414,000	91%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,411		48,000	100%			Midway Theatre
Fresh Meadows		New York, NY	1997	77,055		407,000	98%			AMC Loews / Kohl's / Modell's
Hauppauge		Nassau-Suffolk, NY	1998	28,046	14,441	133,000	100%	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	41,627		279,000	98%			Buy Buy Baby / Bed, Bath & Beyond / Michaels / Nordstrom Rack
Huntington Square		Nassau-Suffolk, NY	2010	10,638		74,000	93%			Barnes & Noble
Melville Mall	(8)	Nassau-Suffolk, NY	2006	68,991	21,737	246,000	100%	54,000	Waldbaum's	Dick’s Sporting Goods / Kohl's / Marshalls
Mercer Mall	(3)	Trenton, NJ	2003	110,198	55,856	500,000	96%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	29,157		207,000	99%	64,000	Pathmark	L.A. Fitness
		Total New York / New Jersey		435,740		2,308,000	97%
New England
Assembly Square Marketplace/Assembly Row		Boston-Cambridge-Quincy, MA-NH	2005-2011	242,751		334,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	30,669	7,498	222,000	99%	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	33,844		243,000	92%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	146,426		224,000	94%	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,788		149,000	94%	50,000	Hannaford	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	14,641		170,000	96%	55,000	Super Stop & Shop	Kmart
		Total New England		493,487		1,390,000	96%
Baltimore
Governor Plaza		Baltimore, MD	1985	26,536		267,000	100%	16,500	Aldi	L.A. Fitness / Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	28,363		395,000	95%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores

Federal Realty Investment Trust
Real Estate Status Report
September 30, 2012
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
THE AVENUE at White Marsh	(5)	Baltimore, MD	2007	96,611	55,659	298,000	99%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,326		32,000	100%
White Marsh Plaza		Baltimore, MD	2007	25,053	9,050	80,000	100%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	36,191		70,000	94%
		Total Baltimore		230,080		1,142,000	98%
Chicago
Crossroads		Chicago, IL	1993	30,903		168,000	91%			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	32,489		315,000	99%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,427		140,000	95%	63,000	Dominick's	Walgreens
North Lake Commons		Chicago, IL	1994	14,579		129,000	96%	77,000	Dominick's
		Total Chicago		90,398		752,000	96%
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	40,125		130,000	86%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	55,600		179,000	88%	44,000	Winn Dixie	CVS
Tower Shops		Miami-Ft Lauderdale	2011	75,617		369,000	100%			Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx
		Total South Florida		171,342		678,000	94%
Other
Barracks Road		Charlottesville, VA	1985	55,519	38,309	487,000	99%	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	28,188		266,000	94%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	26,575		153,000	100%	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,016		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		36,000	100%			Saks Fifth Avenue
Houston St		San Antonio, TX	1998	65,652		183,000	90%			Hotel Valencia / Walgreens
Lancaster	(7)	Lancaster, PA	1980	12,895	4,907	127,000	97%	75,000	Giant Food	Michaels
Shoppers' World		Charlottesville, VA	2007	34,626	5,327	169,000	81%			Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	79,994		440,000	95%	66,000	Kroger	Old Navy / Staples / Ross Dress For Less
		Total Other		336,434		2,078,000	95%

Grand Total				$4,541,128	$793,486	19,122,000	95%

Notes:
(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Portion of property subject to capital lease obligation.
(4)	The Trust has a controlling financial interest in this property.
(5)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	Includes a 100% owned, 8.1 acre land parcel to be used for future development.
(7)	Property subject to capital lease obligation.
(8)
On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.

Federal Realty Investment Trust
Retail Leasing Summary (1)
September 30, 2012

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2012	100	100%	504,082	$28.43	$25.63	$1,411,774	11%	25%	8.1	$8,591,532	$17.04
2nd Quarter 2012	106	100%	355,527	$36.08	$32.64	$1,222,494	11%	21%	6.9	$5,296,003	$14.90
1st Quarter 2012	92	100%	461,088	$31.66	$27.15	$2,081,753	17%	24%	7.2	$12,603,460	$27.33
4th Quarter 2011	74	100%	231,394	$32.81	$29.80	$697,168	10%	22%	6.7	$1,641,570	$7.09
Total - 12 months	372	100%	1,552,091	$31.79	$28.31	$5,413,189	12%	23%	7.3	$28,132,565	$18.13

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2012	49	49%	271,280	$27.41	$21.91	$1,493,101	25%	36%	10.9	$8,428,716	$31.07
2nd Quarter 2012	43	41%	194,503	$33.08	$28.84	$825,333	15%	24%	8.7	$5,076,993	$26.10
1st Quarter 2012	43	47%	224,338	$34.23	$26.10	$1,824,154	31%	40%	9.2	$10,880,880	$48.50
4th Quarter 2011	27	36%	91,350	$32.04	$28.56	$318,442	12%	26%	8.8	$1,601,990	$17.54
Total - 12 months	162	44%	781,471	$31.32	$25.62	$4,461,030	22%	33%	9.5	$25,988,579	$33.26

Renewal Lease Summary - Comparable (2) (7)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2012	51	51%	232,802	$29.61	$29.96	$(81,327)	(1)%	15%	5.1	$162,816	$0.70
2nd Quarter 2012	63	59%	161,024	$39.69	$37.23	$397,161	7%	18%	5.1	$219,010	$1.36
1st Quarter 2012	49	53%	236,750	$29.23	$28.14	$257,599	4%	10%	4.9	$1,722,580	$7.28
4th Quarter 2011	47	64%	140,044	$33.31	$30.60	$378,726	9%	20%	5.4	$39,580	$0.28
Total - 12 months	210	56%	770,620	$32.27	$31.03	$952,159	4%	15%	5.1	$2,143,986	$2.78

Total Lease Summary - Comparable and Non-comparable (including deals signed for development projects) (2) (8)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2012					109	531,573		$28.89	8.3	$11,667,533	$21.95
2nd Quarter 2012					111	368,795		$36.47	7.0	$6,058,163	$16.43
1st Quarter 2012					99	579,118		$32.36	9.2	$31,040,121	$53.60
4th Quarter 2011					82	254,557		$32.88	6.9	$2,921,575	$11.48
Total - 12 months					401	1,734,043		$32.25	8.1	$51,687,392	$29.81

Total Lease Summary - Comparable and Non-comparable (excluding deals signed for development projects) (2)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
3rd Quarter 2012					106	517,194		$28.56	8.3	$9,127,719	$17.65
2nd Quarter 2012					110	363,375		$36.34	7.0	$5,516,163	$15.18
1st Quarter 2012					97	472,501		$32.01	7.3	$13,008,316	$27.53
4th Quarter 2011					82	254,557		$32.88	6.9	$2,921,575	$11.48
Total - 12 months					395	1,607,627		$32.02	7.4	$30,573,773	$19.02

Notes:
(1) Leases on this report represent retail activity only; office and residential leases are not included.
(2) Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3) Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4) Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5) Weighted average is determined on the basis of square footage.
(6) See Glossary of Terms.
(7) Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(8) The economic terms of leases signed for development projects are also included in the overall project return and cost summary shown on the "Summary of Development and Redevelopment Opportunities."

Federal Realty Investment Trust
Lease Expirations
September 30, 2012

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2012	70,000	1%	$19.29	292,000	4%	$24.06	362,000	2%	$23.14
2013	458,000	4%	$18.01	792,000	10%	$31.36	1,250,000	7%	$26.47
2014	1,349,000	13%	$15.24	889,000	12%	$35.10	2,238,000	12%	$23.13
2015	879,000	9%	$14.60	980,000	13%	$31.98	1,859,000	10%	$23.76
2016	954,000	9%	$16.89	1,107,000	15%	$33.28	2,061,000	12%	$25.69
2017	1,483,000	14%	$16.10	1,075,000	14%	$34.60	2,558,000	14%	$23.88
2018	1,250,000	12%	$13.17	594,000	8%	$38.77	1,843,000	10%	$21.43
2019	643,000	6%	$19.20	340,000	4%	$31.16	984,000	6%	$23.31
2020	329,000	3%	$21.69	350,000	5%	$33.70	678,000	4%	$27.92
2021	544,000	5%	$20.35	397,000	5%	$37.25	942,000	5%	$27.45
Thereafter	2,552,000	24%	$17.19	730,000	10%	$41.00	3,282,000	18%	$22.48
Total (3)	10,511,000	100%	$16.54	7,546,000	100%	$34.27	18,057,000	100%	$23.95

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2012	70,000	1%	$19.29	210,000	3%	$22.64	280,000	1%	$21.80
2013	126,000	1%	$16.07	474,000	6%	$32.45	600,000	3%	$29.01
2014	166,000	2%	$12.16	558,000	7%	$36.65	724,000	4%	$31.03
2015	125,000	1%	$31.39	575,000	8%	$31.94	700,000	4%	$31.84
2016	163,000	2%	$15.82	545,000	7%	$35.30	708,000	4%	$30.81
2017	200,000	2%	$21.23	674,000	9%	$35.24	874,000	5%	$32.04
2018	362,000	3%	$14.49	492,000	7%	$38.11	854,000	5%	$28.09
2019	400,000	4%	$17.88	332,000	4%	$35.03	732,000	4%	$25.66
2020	143,000	1%	$19.41	376,000	5%	$31.77	518,000	3%	$28.42
2021	161,000	1%	$11.04	560,000	8%	$34.02	722,000	4%	$28.85
Thereafter	8,595,000	82%	$16.38	2,750,000	36%	$34.64	11,345,000	63%	$20.80
Total (3)	10,511,000	100%	$16.54	7,546,000	100%	$34.27	18,057,000	100%	$23.95

Notes:
(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of September 30, 2012.
(3)	Represents occupied square footage as of September 30, 2012.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
September 30, 2012

Overall Portfolio Statistics (1)	As of September 30, 2012			As of September 30, 2011

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (sf)	19,122,000	18,179,000	95.1%	18,557,000	17,323,000	93.3%

Residential Properties (4) (units)	1,027	994	96.8%	903	871	96.5%

Same Center Statistics (1)	As of September 30, 2012			As of September 30, 2011

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (5) (sf)	16,460,000	15,637,000	95.0%	16,509,000	15,567,000	94.3%

Residential Properties (4) (units)	903	873	96.7%	903	871	96.5%

Notes:
(1) See Glossary of Terms.
(2) Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)At September 30, 2012 leased percentage was 98.6% for anchor tenants and 90.6% for small shop tenants.
(4) Overall portfolio statistics at September 30, 2012 include Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row and Bethesda Row. Same center and 2011 overall statistics exclude 124 residential units at Santana Row.

(5) Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust
Summary of Top 25 Tenants
September 30, 2012

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Stores Leased

1	Ahold USA, Inc.	$13,454,000	3.12%	819,000	4.28%	14
2	Bed, Bath & Beyond, Inc.	$10,342,000	2.40%	658,000	3.44%	15
3	TJX Companies	$9,515,000	2.20%	654,000	3.42%	19
4	L.A. Fitness International LLC	$8,572,000	1.99%	463,000	2.42%	12
5	Gap, Inc.	$7,877,000	1.82%	252,000	1.32%	14
6	CVS Corporation	$6,607,000	1.53%	205,000	1.07%	18
7	Best Buy Stores, L.P.	$5,405,000	1.25%	188,000	0.98%	5
8	DSW, Inc	$5,064,000	1.17%	174,000	0.91%	7
9	Barnes & Noble, Inc.	$4,857,000	1.13%	239,000	1.25%	9
10	Dick's Sporting Good Inc.	$4,328,000	1.00%	206,000	1.08%	5
11	Michaels Stores, Inc.	$4,078,000	0.94%	242,000	1.27%	10
12	Staples, Inc.	$3,627,000	0.84%	187,000	0.98%	9
13	Ross Stores, Inc.	$3,591,000	0.83%	208,000	1.09%	7
14	OPNET Technologies, Inc.	$3,456,000	0.80%	83,000	0.43%	2
15	Whole Foods Market, Inc.	$3,425,000	0.79%	119,000	0.62%	3
16	Supervalu Inc. (Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,379,000	0.78%	338,000	1.77%	7
17	Container Store, Inc.	$3,336,000	0.77%	74,000	0.39%	3
18	PETsMART, Inc.	$3,176,000	0.74%	150,000	0.78%	6
19	Wells Fargo Bank, N.A.	$3,132,000	0.73%	51,000	0.27%	14
20	Kohl's Corporation	$3,110,000	0.72%	322,000	1.68%	3
21	Bank of America, N.A.	$3,038,000	0.70%	64,000	0.33%	19
22	Dress Barn, Inc.	$3,035,000	0.70%	127,000	0.66%	19
23	A.C. Moore, Inc.	$2,993,000	0.69%	161,000	0.84%	7
24	Home Depot, Inc.	$2,832,000	0.66%	335,000	1.75%	4
25	Wakefern Food Corporation	$2,783,000	0.64%	136,000	0.71%	2
	Totals - Top 25 Tenants	$125,012,000	28.94%	6,455,000	33.74%	233

	Total: (1)	$431,627,000	(2)	19,122,000	(3)	2,484

Notes:
(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis including adjustments for concessions) minimum rent for all occupied spaces as of September 30, 2012.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of Net Income to FFO Guidance
September 30, 2012

	2012 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$156	$158
Net income attributable to noncontrolling interests	(4)	(4)
Gain on sale of real estate in real estate partnership	(12)	(12)
Depreciation and amortization of real estate & joint venture real estate assets	126	126
Amortization of initial direct costs of leases	11	11
Funds from operations	277	278
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)
FFO	$276	$278

Weighted average number of common shares, diluted	64.4	64.4

FFO per diluted share	$4.29	$4.31

	2013 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$163	$167
Net income attributable to noncontrolling interests	(5)	(5)
Gain on sale of real estate in real estate partnership	—	—
Depreciation and amortization of real estate & joint venture real estate assets	128	128
Amortization of initial direct costs of leases	11	11
Funds from operations	297	301
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)
FFO	$297	$300

Weighted average number of common shares, diluted	65.9	65.9

FFO per diluted share	$4.50	$4.56

Note:
(1) - Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Real Estate Status & Debt Summary Report - 30% Owned Joint Venture
September 30, 2012
Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation	Stated Interest Rate		Maturity Date	GLA	% Leased	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,444	$20,785	5.99%	(3)(4)	7/1/2016	100,000	89%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	66,571					279,000	86%	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,633	12,327	5.77%	(2)	7/5/2014	96,000	65%			CVS
	Total Washington Metropolitan Area		122,648					475,000	82%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,587	13,600	5.90%	(3)	7/1/2016	106,000	99%	46,000	Waldbaum's	Tuesday Morning
	Total New York / New Jersey		20,587					106,000	99%
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	19,122	10,500	5.12%	(3)	12/1/2014	123,000	91%	64,000	Stop & Shop	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,649					117,000	97%	46,000	Roche Bros.	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,576					130,000	93%	38,000	Foodmaster	Marshalls
	Total New England		65,347					370,000	93%
Grand Totals			$208,582	$57,212				951,000	89%

Note:
(1) Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(2) Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(3) Interest only until maturity.
(4) The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents the note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, gain or loss on deconsolidation of variable interest entity (“VIE”) and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2012 and 2011 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands)
Net income	$39,656	$48,302	$117,374	$117,157
Depreciation and amortization	34,932	32,083	106,702	94,715
Interest expense	28,218	23,795	85,744	72,744
Early extinguishment of debt	—	—	—	(296)
Other interest income	(261)	(136)	(580)	(171)
EBITDA	102,545	104,044	309,240	284,149
Gain on deconsolidation of VIE	—	—	—	(2,026)
Gain on sale of real estate	—	(14,757)	—	(14,800)
Gain on sale of real estate in real estate partnership	—	—	(11,860)	—
Adjusted EBITDA	$102,545	$89,287	$297,380	$267,323

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.